Press Release	Source: Acrongenomics Inc.

Dr. Evan Manolis Appointed Chairman of the Board for Acrongenomics, Inc.
Tuesday September 2, 6:53 pm ET

GENEVA--(BUSINESS WIRE)--Acrongenomics Inc. (OTCBB: AGNM - News) today announces that Dr. Evan Manolis is appointed Chairman of its Board of Directors effective immediately.

Dr. Manolis has been a board member of Acrongenomics since 2006. He received his B.Sc. from University of Illinois at Chicago and his Medical Degree from Southern Illinois University Medical School in 1991. He completed his general surgery residency at the Medical College in Ohio in 1996, his plastic surgery residency in 1998 and his microsurgery fellowship in 1999. Dr. Manolis currently practices reconstructive surgery in the Chicago Illinois area.

The Company also announces the immediate appointment of Dr. Kailash C. Sharma as a consultant to the Company and as a member of the Scientific Advisory Board. Dr. Sharma has over 25 years of clinical experience in the areas of Pulmonary and Internal medicine. He is a medical graduate from the University of Delhi, India, 1981, received his fellowships to the Royal College of Physicians in Ireland and the UK in 1985 and is ABIM certified in the USA for Internal Medicine, Pulmonary Diseases and Critical Care Medicine with 13 publications to his credit. Dr. Sharma is currently a practicing physician in the areas of Pulmonary/critical care in the Chicago area.

Furthermore, the Board of Directors of Acrongenomics accepts with immediate effect the resignation of Dr. Dimitri Goundis from the position of the Company CEO, which he held since September 2007. Dr. Goundis leaves Acrongenomics to pursue other business opportunities, but will continue to act as a consultant to Acrongenomics on business and management issues.

Lastly, the Company announces that it is moving its offices from Geneva to London, to be closer to its business interests. The Company’s new address is Fairfax House, 15 Fulwood Place, London, WC1V 6AY United Kingdom.

About Acrongenomics:

Acrongenomics Inc. is a publicly traded company that focuses on investing in and commercializing novel technology platforms concerning the Life Sciences sector. Acrongenomics brings novel and realistic concepts to market by transforming scientific innovations into tangible, consumer-orientated applications. The company has its headquarters in Geneva, Switzerland.

Important Information About Forward-Looking Statements

All statements in this news release that are other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as "anticipates", "believes", "could", "expects", "intends", "may", "should" and other similar expressions. Although we believe that the expectations reflected in all of our forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. A number of factors may affect our future results and may cause those results to differ materially from those indicated in any forward-looking statements made by us or on our behalf. Such factors include our limited operating history; our need for significant capital to finance internal growth as well as strategic acquisitions; our ability to attract and retain key employees and strategic partners; our ability to achieve and maintain profitability; fluctuations in the trading price and volume of our stock; competition from other providers of similar products and services; and other unanticipated future events and conditions. For further information concerning risks and uncertainties that may affect our future results, please review the disclosures contained in our latest filings with the SEC, including our most recent annual report on Form 10-KSB, and subsequent quarterly reports on Form 10-QSB. Other than as required by federal securities laws, we undertake no obligation to publicly update or revise any of our forward-looking statements, whether as a result of changed circumstances, new information, future events, or for any other reason occurring after the date of this news release.

Contact:
Acrongenomics Inc.
Platon Tzouvalis, President,
+41 227165300

Source: Acrongenomics Inc.